Exhibit 10.1

EXECUTION VERSION

COLLATERAL AGREEMENT

dated as of

July 9, 2009

among

UNIVISION COMMUNICATIONS INC.,

the Subsidiaries of

UNIVISION COMMUNICATIONS INC.

from time to time party hereto

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions
SECTION 1.01.	Indenture	2
SECTION 1.02.	Other Defined Terms	3

ARTICLE II

[Reserved]

ARTICLE III

Security Interests

SECTION 3.01.	Security Interests in Personal Property	9
SECTION 3.02.	Representations and Warranties	11
SECTION 3.03.	Covenants	14
SECTION 3.04.	Other Actions	15
SECTION 3.05.	Voting Rights; Dividends and Interest, Etc	17
SECTION 3.06.	Additional Covenants Regarding Patent, Trademark and Copyright Collateral	17
SECTION 3.07.	Mortgages	18
SECTION 3.08.	Future Actions	20

ARTICLE IV

Remedies

SECTION 4.01.	Pledged Collateral	20
SECTION 4.02.	Uniform Commercial Code and Other Remedies	21
SECTION 4.03.	Application of Proceeds	23
SECTION 4.04.	Grant of License To Use Intellectual Property	23
SECTION 4.05.	Securities Act, Etc	23

ARTICLE V

[Reserved]

ARTICLE VI

Subject to Intercreditor Agreement

SECTION 6.01.	Intercreditor Agreement	24
SECTION 6.02.	Obligations	25

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ARTICLE VII

Miscellaneous

SECTION 7.01.	Notices	25
SECTION 7.02.	Binding Effect; Several Agreement	25
SECTION 7.03.	Successors and Assigns	25
SECTION 7.04.	Collateral Agent’s Fees and Expenses; Indemnification	26
SECTION 7.05.	Collateral Agent Appointed Attorney-in-Fact	26
SECTION 7.06.	Applicable Law	27
SECTION 7.07.	Waivers; Amendment	27
SECTION 7.08.	WAIVER OF JURY TRIAL	28
SECTION 7.09.	Severability	28
SECTION 7.10.	Counterparts	28
SECTION 7.11.	Headings	28
SECTION 7.12.	Jurisdiction; Consent to Service of Process	29
SECTION 7.13.	Termination or Release	29
SECTION 7.14.	FCC Compliance	30
SECTION 7.15.	Additional Subsidiaries	31
SECTION 7.16.	Security Interest and Additional First-Lien Obligations Absolute	31

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Offices for UCC Filings
Schedule V	UCC Information
Schedule VI	Commercial Tort Claims and Chattel Paper
Schedule VII	Currently Mortgaged Properties

Exhibits

Exhibit A	Form of Supplement
Exhibit B-1	Form of Trademark Security Agreement
Exhibit B-2	Form of Patent Security Agreement
Exhibit B-3	Form of Copyright Security Agreement

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COLLATERAL AGREEMENT dated as of July 9, 2009 (this “Agreement”), among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the “Company”), the Subsidiaries of the Company from time to time party hereto (each, a “Guarantor” and, together with the Company and any other entity that becomes a grantor hereunder pursuant to Section 7.15, the “Grantors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity and together with any successors, the “Collateral Agent”), for the benefit of the Additional First-Lien Secured Parties (as defined below).

W I T N E S S E T H :

WHEREAS, the Grantors have entered into that certain Indenture, dated as of July 9, 2009 (as supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the Subsidiaries party thereto and Wilmington Trust FSB, as trustee (together with its successors in such capacity, the “Trustee”), on behalf of the holders (the “Noteholders”) of the Notes (as defined below), pursuant to which the Company is issuing $545,000,000 in aggregate principal amount of its 12% Senior Secured Notes due 2014 (together with any Additional Notes issued pursuant to (and as defined in) the Indenture, the “Notes”);

WHEREAS, each Guarantor has jointly and severally guaranteed on a senior secured basis to the Additional First-Lien Secured Parties the payment when due of all Additional First-Lien Obligations (as defined below) under the Indenture;

WHEREAS, following the date hereof, if not prohibited by the Indenture, the Grantors may incur additional Additional First-Lien Obligations (as defined below) which are secured equally and ratably with the Grantors’ obligations in respect of the Notes in accordance with Section 5.13 of the Intercreditor Agreement (as defined below);

WHEREAS, each Guarantor is an affiliate of the Company, will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and the other Additional First-Lien Documents (as defined below) and each is, therefore, willing to enter into this Agreement;

WHEREAS, the Grantors are executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and induce the Noteholders to purchase the Notes; and

WHEREAS, this Agreement is made by the Grantors in favor of Collateral Agent for the benefit of the Additional First-Lien Secured Parties to secure the payment and performance in full when due of the Additional First-Lien Obligations.

Accordingly the parties hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Indenture. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code or the UCC shall mean the New York UCC unless the context requires otherwise; the term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The definitions used in this Agreement shall apply equally to both the singular and plural forms of the terms defined.

(c) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(d) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e) The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(f) The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require.

(g) All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

(h) Unless otherwise expressly provided herein, (A) all references to documents, instruments and other agreements (including organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto and (B) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

(i) When the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Additional First-Lien Agreement” means the indenture, credit agreement or other agreement under which any Additional First-Lien Obligations (other than the Initial First Lien Obligations) are incurred and any notes or other instruments representing such Additional First-Lien Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional First-Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement, whether or not in effect.

“Additional First-Lien Secured Party” shall have the meaning assigned to such term in the Intercreditor Agreement, whether or not in effect.

“Additional First-Lien Security Documents” shall mean the First-Lien Security Documents (as defined in the Intercreditor Agreement, whether or not in effect) to the extent such First-Lien Security Documents secure the Additional First-Lien Obligations.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(e).

“Applicable Authorized Representative” shall have the meaning assigned to such term in the Intercreditor Agreement, whether or not in effect.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Bankruptcy Default” shall mean an Event of Default of the type described in Section 6.01(6) or (7) of the Indenture or the corresponding provision of any Additional First-Lien Agreement.

“Closing Date” shall mean July 9, 2009.

“Collateral” shall have the meaning assigned to such term in Section 3.01.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Company” shall have the meaning assigned to such term in the preamble.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III and (c) all causes of action arising prior to or after the date hereof for infringement of any Copyright or unfair competition regarding the same.

“Default” shall mean any event that with the passage of time, the giving of notice or both would constitute an Event of Default.

“Discharge of Series of Additional First-Lien Obligations” shall mean, with respect to any Series of Additional First-Lien Obligations, the satisfaction of the express conditions (if any) set forth in the Indenture or the Additional First-Lien Agreement under which such Series of Additional First-Lien Obligations were incurred, as applicable, pursuant to which the Grantors are entitled to a release in full of the Security Interest hereunder and of the security interests under any other Additional First-Lien Security Documents securing such Series of Additional First-Lien Obligations.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Event of Default” shall mean an “Event of Default” (or similarly defined term) as defined in the Indenture or any then extant Additional First-Lien Agreement.

“Excluded Collateral” shall mean:

(a) all cash and cash equivalents;

(b) any Deposit Accounts and Securities Accounts;

(c) all vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;

(d) subject in all respects to clause (h) of this definition below, any General Intangibles or other rights arising under contracts, Instruments, licenses, license agreements or other documents, to the extent (and only to the extent) that the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party to such contract, Instrument, license, license agreement or other document the right to terminate its obligations thereunder, or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to constitute Excluded Collateral pursuant to this clause (d) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (d) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC;

(e) any Letter-of-Credit Rights, to the extent the relevant Grantor is required by applicable law to apply the proceeds of such Letter of Credit Rights for a specified purpose;

(f) Investment Property consisting of voting Equity Interests of any non-U.S. subsidiary in excess of 65% of the Equity Interests representing the total combined voting power of all classes of Equity Interests of such non-U.S. subsidiary entitled to vote;

(g) to the extent not constituting collateral for any other First-Lien Obligations, as to which the Collateral Agent, at the request of the Company, reasonably determines that the costs of obtaining a security interest in any specifically identified assets or category of assets (or perfecting the same) are excessive in relation to the benefit to the Additional First-Lien Secured Parties of the security afforded thereby;

(h) any FCC License, to the extent that any law, regulation, permit, order or decree of any Governmental Authority in effect at the time applicable thereto prohibits the creation of a security interest therein, provided, however, that (i) the right to receive any payment of money in respect of such FCC License (including, without limitation, general intangibles for money due or to become due), and (ii) any proceeds, products, offspring, accessions, rents, profits, income or benefits of any FCC License shall not constitute Excluded Collateral, provided further, however, that in the event that such law, regulation, permit, order or decree shall be amended, modified or interpreted to permit (or shall be replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the creation of a security interest in such FCC License, such FCC License will automatically be deemed to be a part of the Collateral (and shall cease to be Excluded Collateral);

(i) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the Indenture and each then extant Additional First-Lien Agreement, if the contract or other agreement in which such .Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

(j) any interest in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties;

(k) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;

(l) subject to Section 7.13(d), any Equity Interests in any subsidiary and/or other securities issued by any subsidiary to the extent that the pledge of such Equity Interests and/or such other securities would result in the Company being required to file separate financial statements of such subsidiary with the SEC pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act of 1934, as amended, but only to the extent necessary to not be subject to such requirement and only with respect to the relevant Series of Additional First-Lien Obligations affected; and

(m) any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral.

Furthermore, no term used in the definition of Collateral (or any component definition thereof) shall be deemed to include any Excluded Collateral.

“FCC” shall mean the Federal Communications Commission or any successor thereto.

“FCC Licenses” shall mean any licenses, permits and authorizations issued by the FCC to the Company or any of its Restricted Subsidiaries in connection with the operation of the radio and television broadcast stations owned by the Company or any of its Restricted Subsidiaries.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.

“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guarantor” shall mean any of the following: (a) the Subsidiaries identified on Schedule I hereto as Guarantors and (b) each other subsidiary of the Company that becomes a party to this Agreement after the Closing Date.

“Indenture” shall have the meaning assigned to such term in the preamble.

“Initial Additional First-Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement, whether or not then in effect.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, software and databases and all other proprietary information, including but not limited to Domain Names, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” shall mean that certain first lien intercreditor agreement acknowledged by the Company, dated as of July 9, 2009, by and among Wilmington Trust FSB, in its capacity as Trustee under the Indenture as Authorized Representative for the Initial Additional First-Lien Secured Parties (as defined in the Intecreditor Agreement), Deutsche Bank AG New York Branch, in its capacity as collateral agent for the First-Lien Secured Parties (as defined in the Intercreditor Agreement) and as Authorized Representative (as defined in the Intercreditor Agreement) for the Credit Agreement Secured Parties (as defined in the Intercreditor Agreement), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Collateral) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule III.

“Material Adverse Effect” shall mean a material adverse effect on the business, operations, assets, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

“Mortgage” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee owned real property or interest therein to secure the Additional First-Lien Obligations, each in a form reasonably satisfactory to the Collateral Agent.

“Mortgaged Property” shall mean (a) each real property identified as a Mortgaged Property on Schedule VII hereto and (b) each real property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 3.07(b).

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholders” shall have the meaning assigned to such term in the preamble.

“Notes” shall have the meaning assigned to such term in the preamble.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Liens” shall mean Liens that are not prohibited by the Indenture or any then extant Additional First-Lien Agreement.

“Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.

“Pledged Debt Securities” shall mean (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall mean to the extent the same do not constitute Excluded Collateral, (i) the Equity Interests owned by any Grantor (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interest obtained in the future by such Grantor and (iii) the certificates, if any, representing all such Equity Interests.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Security Interest” shall have the meaning assigned to such term in Section 3.01.

“Series” shall have the meaning assigned to such term in the Intercreditor Agreement, whether or not then in effect.

“Termination Date” shall mean the date on which the Discharge of Series of Additional First-Lien Obligations has occurred with respect to each Series of Additional First-Lien Obligations.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.

“Trustee” shall have the meaning assigned to such term in the preamble.

ARTICLE II

[Reserved]

ARTICLE III

Security Interests

SECTION 3.01. Security Interests in Personal Property.

(a) As security for the payment or performance, as the case may be, in full of the Additional First-Lien Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Additional First-Lien Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Additional First-Lien Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, collectively, the “Collateral”):

(i) all Accounts;

(ii) all Commercial Tort Claims;

(iii) all Chattel Paper;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Goods;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Intellectual Property;

(xii) all Letter-of-Credit Rights;

(xiii) all Pledged Collateral;

(xiv) all books and records pertaining to the Collateral;

(xv) all Supporting Obligations; and

(xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding the foregoing, Collateral shall include cash, cash equivalents and securities to the extent the same constitute Proceeds and products of any item set forth in clauses (i) through (xvi) above, but in no event shall any control agreements be required to be obtained in respect thereof.

(b) Each Grantor hereby authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon written request. The Collateral Agent agrees, upon request by the Company and at its expense, to furnish copies of such filings to the Company.

(c) The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Collateral Agent agrees, upon request by the Company and at its expense, to furnish copies of such filings to the Company.

(d) The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the Collateral Agent or any other Additional First-Lien Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Additional First-Lien Secured Party liable as a member of any limited liability company or as a partner of any partnership, neither the Collateral Agent nor any other Additional First-Lien Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Additional First-Lien Secured Party, any Grantor and/or any other Person.

(e) Subject to the provisions of the Intercreditor Agreement, to the extent, and for so long as, the Applicable Authorized Representative is the Administrative Agent (as both such terms are defined in the Intercreditor Agreement), then any determination expressly required to be made hereunder by the Collateral Agent shall be deemed to be (and shall be) the same as any determination made by the Administrative Agent or the collateral agent, as applicable, under the Senior Credit Facilities, with respect to such matter; provided that the Collateral Agent shall not be required to execute any document, unless it is in a form reasonably satisfactory to it.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Additional First-Lien Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the benefit of the Additional First-Lien Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement,

(b) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent and the Additional First-Lien Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule IV hereof (or specified by notice from the Company to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 3.02(f) of this Agreement or in connection with the joinder of any new Grantor and the corresponding provision of any Additional First-Lien Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date (or after the Closing Date, in the case of filings, recordings or registrations required by Section 3.02(f) of this Agreement or in connection with the joinder of any new Grantor) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Additional First-Lien Secured Parties in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that, to the extent the Collateral consists of Intellectual Property, a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the form attached to this Agreement as Exhibits B-1, B-2 and B-3, and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights has been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Additional First-Lien Secured Parties in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of United States federally registered Patents, Trademarks and Copyrights (and applications therefor) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all Collateral securing the payment and performance of the Additional First-Lien Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (iii) subject to the filings described in Section 3.02(b), a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(d) Schedule II correctly sets forth as of the Closing Date the percentage of the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes other than those not required to be pledged hereunder.

(e) The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

(f) Schedule V correctly sets forth as of the Closing Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor. The Grantors agree to furnish to the Collateral Agent notice of any change on or prior to the later to occur of (a) 30 days following the occurrence of such change and (b) the date which is 45 days after the end of the most recently ended fiscal quarter of the Company following such change (i) in any Grantor’s legal name, (ii) in the jurisdiction of organization or formation of any Grantor or (iii) in any Grantor’s identity or corporate structure. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will have been made within the time periods described in the preceding sentence that are required in order for the Collateral Agent to continue, following such change, to have a valid and, to the extent required by this Agreement, perfected security interest in all the Collateral with the same priority as immediately prior to such change.

(g) The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens.

(h) Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in Collateral to the extent such creation or perfection would require (i) any filing other than a filing in the United States of America, any state thereof and the District of Columbia or (ii) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia.

(i) As of the Closing Date, no Grantor holds (i) any Commercial Tort Claims or (ii) any interest in any Chattel Paper, in each case, in an amount in excess of $10,000,000 individually, except as described in Schedule VI hereto.

(j) Each Grantor represents and warrants that (x) the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the Closing Date, that such Grantor owns and that are material to the conduct of its business as of the date hereof and (y) the Domain Names listed on Schedule III include all Domain Names in which such Grantor has rights as of the date hereof that are material to the conduct of its business as of the date hereof.

(k) Schedule VII lists completely and correctly (in all material respects) as of the Closing Date all real property owned by the Grantors that is mortgaged to secure the Grantors’ obligations under the Senior Credit Facilities.

SECTION 3.03. Covenants.

(a) Subject to Section 3.02(h), each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien which does not constitute a Permitted Lien.

(b) Subject to Section 3.02(h), each Grantor agrees, upon written request by the Collateral Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably deem necessary to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

(c) At its option, but only following 5 Business Days’ written notice to each Grantor of its intent to do so, the Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral which do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Indenture or any Additional First-Lien Agreement then extant, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 30 days after demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Additional First-Lien Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the Additional First-Lien Documents.

(d) Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral in excess of $10,000,000 individually, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(b) Investment Property. Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Certificated Securities constituting Collateral, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the Collateral Agent on or prior to the later to occur of (i) 30 days following the acquisition by such Grantor of such certificate and (ii) the date which is 45 days after the end of the most recently ended fiscal quarter of the Company following the acquisition of such certificate and endorsed to the Collateral Agent or endorsed in blank.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest constituting Collateral in an amount in excess of $10,000,000 individually in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit constituting Collateral in excess of $10,000,000 individually, now or hereafter issued in favor of such Grantor, such Grantor shall notify the Collateral Agent thereof and, at the reasonable request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in excess of $10,000,000 individually, the Grantor shall notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the benefit of the Additional First-Lien Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(f) Security Interests in Property of Account Debtors. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $10,000,000 to secure payment and performance of an Account constituting Collateral, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Additional First-Lien Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 3.05. Voting Rights; Dividends and Interest, Etc. Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement:

(a) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture, any other then extant Additional First-Lien Agreement and applicable law.

(b) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.

(c) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, any other then extant Additional First-Lien Agreement and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the other Additional First-Lien Secured Parties and shall be delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent) on or prior to the later to occur of (i) 30 days following the receipt thereof and (ii) the date which is 45 days after the end of the most recently ended fiscal quarter.

SECTION 3.06. Additional Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not, and will use commercially reasonable efforts to not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use.

(c) Except as could not reasonably be expected to have a Material Adverse Effect (and subject to Section 7.14(a) hereof), each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws.

(d) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(e) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement. Not later than the 45th day after the last day of each of the first three fiscal quarters of the Company in any fiscal year and the 90th day after the last day of the Company’s fiscal year, the relevant Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable U.S. federally registered (or application for U.S. federally registered) After-Acquired Intellectual Property owned by it as of the last day of the applicable fiscal quarter, to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.

SECTION 3.07. Mortgages.

(a) With respect to the Mortgaged Properties listed on Schedule VII, within sixty (60) days after the Closing Date (or such later date as the Collateral Agent may agree to); the Collateral Agent shall have received each of the following documents, which shall be reasonably satisfactory in form and substance to the Collateral Agent:

(i) Fully executed counterparts of Mortgages, which Mortgages shall cover each Mortgaged Property, together with evidence that counterparts of all the Mortgages have been delivered to a title insurance company reasonably acceptable to Collateral Agent for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority pari passu mortgage lien on each Mortgaged Property in favor of the Collateral Agent for its benefit and the benefit of the Additional First-Lien Secured Parties, securing the Additional First-Lien Obligations;

(ii) Opinions addressed to the Collateral Agent, of local counsel in each jurisdiction where Mortgaged Property is located and opinions of counsel for the Company regarding due authorization, execution and delivery of the Mortgages, in each case reasonably satisfactory to the Collateral Agent;

(iii) With respect to each Mortgage encumbering any Mortgaged Property, title searches in form and substance reasonably acceptable to the Collateral Agent, conducted by a title insurance company reasonably acceptable to the Collateral Agent, which reflect that such Mortgaged Property is free and clear of all defects and encumbrances except Permitted Liens;

(iv) Proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdiction in which the Mortgaged Properties are located to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Collateral Agent for its benefit and the benefit of the Additional First-Lien Secured Parties; and

(v) Evidence reasonably acceptable to the Collateral Agent of payment by the Company of all title and lien searches and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and fixture filings referred to above.

(b) The relevant Grantor agrees to promptly grant to the Collateral Agent, within 90 days of the acquisition thereof (or such later date as the Collateral Agent may agree to), a security interest in and Mortgage on each real property located in the United States owned in fee by such Grantor as is acquired by such Grantor after the Closing Date and that, together with any improvements thereon, individually has a book value of at least $15,000,000 (as reasonably estimated by the Company), as additional security for the Additional First-Lien Obligations. Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens or other Liens acceptable to the Collateral Agent and the relevant Grantor shall cause the actions or documents described in clauses (i)-(v) in clause (a) above to have been taken or delivered, as applicable.

(c) To the extent not constituting collateral for any other First-Lien Obligations and notwithstanding anything to the contrary in this Agreement or any other Additional First-Lien Security Document (i) the Collateral Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, real property as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Additional First-Lien Secured Parties of the security afforded thereby as reasonably determined by the Collateral Agent and (ii) Liens required to be granted on or in real property pursuant to this Agreement shall be subject to exceptions and limitations consistent with those set forth in Section 3.07 of this Agreement or the Indenture as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

SECTION 3.08. Future Actions. In the event that after the date hereof, any Grantor shall pledge any assets of such Grantor or undertake any actions to perfect or protect any liens on any assets of such Grantor pledged in connection with First-Lien Obligations, such Grantor shall also at the time pledge such assets to the Collateral Agent and undertake such actions with respect to the Collateral for the Collateral Agent for the benefit of the Additional First-Lien Secured Parties without request by the Collateral Agent.

ARTICLE IV

Remedies

SECTION 4.01. Pledged Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default and with notice to the Company, the Collateral Agent, on behalf of the Additional First-Lien Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default and with notice to the relevant Grantor, the Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Company in writing of the suspension of their rights under paragraph (c) of Section 3.05, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (c) of Section 3.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each applicable Grantor (without interest)

all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (c) of Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and with notice to the Company, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of Section 3.05, and the obligations of the Collateral Agent under paragraph (b) of Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that, unless otherwise directed by the Applicable Authorized Representative, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights. To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of Section 3.05, and the Collateral Agent shall again have the obligations under paragraph (b) of Section 3.05.

(d) Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

SECTION 4.02. Uniform Commercial Code and Other Remedies. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), and (b) to withdraw any and all cash or other Collateral from any account established by the Collateral Agent to hold Collateral or proceeds of Collateral and to apply such cash and other Collateral to the payment of any and all Additional First-Lien Obligations in the manner provided in Section 4.03, (c) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (d) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem advisable, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor 10 Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York 11CC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Additional First-Lien Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Additional First-Lien Secured Party from any Grantor as a credit against the purchase price, and such Additional First-Lien Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the

Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Additional First-Lien Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Additional First-Lien Obligations secured hereby.

SECTION 4.03. Application of Proceeds. If an Event of Default shall have occurred and be continuing the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in accordance with the requirements of the Intercreditor Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.04. Grant of License To Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable (until the termination of this Agreement), nonexclusive license, subject in all respects to any existing licenses (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 4.05. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

[Reserved]

ARTICLE VI

Subject to Intercreditor Agreement

SECTION 6.01. Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement and all rights and obligations of the Collateral Agent and the other Additional First-Lien Secured Parties hereunder are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent or any other Additional First-Lien Secured Party hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

SECTION 6.02. Obligations. To the extent any obligation of any Grantor hereunder or under any other Additional First-Lien Security Document, including without limitation any obligation to grant sole possession or control or deliver or assign property or funds to a collateral agent or any other Person conflicts or is inconsistent with (or any representation or warranty hereunder or under any other Additional First-Lien Security Document would, if required to be true, conflict or be inconsistent with) the obligations or requirements under a substantially similar provision of any other First-Lien Security Document (other than any Additional First-Lien Security Document), such obligations or requirements under the First-Lien Security Documents shall control, and such Grantor shall not be required to fulfill such obligations (or make such representations and warranties) hereunder or under any Additional First-Lien Security Document, and shall be deemed not to be in violation of this Agreement or any other Loan Document as a result of its performance of the obligations or requirements of such Additional First-Lien Security Document. For the avoidance of doubt, the absence of any specific reference to this paragraph in any other provision of this Agreement or in the Indenture or any Additional First-Lien Agreement shall not be deemed to limit the generality of this paragraph.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder to the Collateral Agent shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Company as provided in Section 13.02 of the Indenture.

SECTION 7.02. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Additional First-Lien Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void), except as contemplated or permitted by the Indenture and each then extant Additional First-Lien Agreement. This Agreement shall be construed as a separate agreement with respect to the Company and each other Grantor and may be amended, modified, supplemented, waived or released with respect to the Company and any other Grantor without the approval of any other Grantor and without affecting the obligations of the Company or any other Grantor hereunder.

SECTION 7.03. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.04. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder, without duplication, as provided in Section 7.07 of the Indenture and the corresponding provision of any other Additional First-Lien Agreement.

(b) Without limitation of its indemnification obligations under the other Indenture and any other Additional First-Lien Agreement, each Grantor jointly and severally agrees, without duplication, to indemnify the Collateral Agent, its Affiliates and the respective directors, officers, employees, trustees, agents and advisors of the Collateral Agent and its Affiliates and their successors and assigns (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one primary counsel, one regulatory counsel and one local counsel to the Indemnitees (taken as a whole) in each relevant jurisdiction; provided, however, that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction) and liabilities arising out of or in connection with the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Grantor or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or material breach of its (or its Related Parties’) obligations hereunder, under the Indenture or under any other Additional First-Lien Agreement or (y) resulted from any dispute solely among Indemnitees and not involving the Grantors or their respective Affiliates. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the use of proceeds of any Additional First-Lien Obligations.

(c) Any such amounts payable as provided hereunder shall be additional Additional First-Lien Obligations secured hereby and by the other Additional First-Lien Security Documents. The provisions of this Section 7.04, shall survive the Termination Date.

SECTION 7.05. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, however, that the Collateral Agent shall not execute on behalf of Grantors any application or other instrument to be submitted to the FCC.

Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Additional First-Lien Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith. The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.

SECTION 7.06. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 7.07. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent in exercising any right or power hereunder or under any other Additional First-Lien Security Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Additional First-Lien Security Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Additional First-Lien Security Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Except as otherwise provided herein, no notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantors in accordance with Section 2.04(b) of the Intercreditor Agreement.

SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO (AND EACH OTHER ADDITIONAL FIRST-LIEN SECURED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER ADDITIONAL FIRST-LIEN SECURITY DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER ADDITIONAL FIRST-LIEN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.08.

SECTION 7.09. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Additional First-Lien Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.02. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Jurisdiction; Consent to Service of Process.

(a) Each of the Grantors and the Additional First-Lien Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Additional First-Lien Document, or for recognition or enforcement of any judgment, and each of the Grantors and the Additional First-Lien Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Grantors and the Additional First-Lien Secured Parties, by their acceptance of the benefits of this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Additional First-Lien Document shall affect any right that the Collateral Agent or any other Additional First-Lien Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Additional First-Lien Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Grantors and the Additional First-Lien Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Additional First-Lien Document in any court referred to in paragraph (a) of this Section. Each of the Grantors and the Additional First-Lien Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Grantors and the Additional First-Lien Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Additional First-Lien Document will affect the right of the Collateral Agent or the Grantors to serve process in any other manner permitted by law.

SECTION 7.13. Termination or Release.

(a) This Agreement, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate (i) in full on the Termination Date and (ii) with respect to any Series of any Additional First-Lien Obligations, upon the Discharge of Series of Additional First-Lien Obligations with respect to such Series.

(b) All or a portion of the Collateral of any Grantor pledged hereunder shall be released from the Security Interest to the extent (and only to the extent) securing any Series of Additional First-Lien Obligations as provided in the Indenture or the Additional First-Lien Agreements, as applicable, under which such Series of Additional First-Lien Obligations was incurred.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) above with respect to all or any Series of Additional First-Lien Obligations, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents (including releases or satisfaction of any Mortgages) that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or representation or warranty by the Collateral Agent (other than any representation and warranty that the Collateral Agent has the authority pursuant to the Intercreditor Agreement to execute and deliver such documents) or any other Additional First-Lien Secured Party. Without limiting the provisions of Section 7.04, the Company shall reimburse the Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.13.

(d) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule’ or regulation, or any other law, rule or regulation is adopted, which would permit) such subsidiary’s Equity Interests and/or other securities issued by such subsidiary to secure any Series of Additional First-Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such subsidiary, then the Equity Interests and/or other securities issued by such subsidiary will automatically be deemed to be a part of the Collateral (and shall cease to be Excluded Collateral) for the relevant Additional First-Lien Obligations but only to the extent necessary to not be subject to any such financial statement requirement.

(e) At any time that the respective Grantor desires that the Collateral Agent take any action described in preceding paragraph (c) above, it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a) or (b) above. The Collateral Agent shall have no liability whatsoever to any Additional First-Lien Secured Party as the result of any release of Collateral with respect to which the Collateral Agent has received an officer’s certificate pursuant to this Section 7.13(e).

SECTION 7.14. FCC Compliance.

(a) Notwithstanding anything to the contrary contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any FCC License or a change of control over such FCC License requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. In addition, the parties acknowledge that the voting rights of the Pledged Stock shall remain with the relevant Grantor thereof even upon the occurrence and during the continuance of an Event of Default until the FCC shall have given its prior consent to the exercise of stockholder rights by a purchaser at a public or private sale of such Pledged Stock or the exercise of such rights by the Collateral Agent or by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law.

(b) If an Event of Default shall have occurred and is continuing, each Grantor shall take any action which the Collateral Agent may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Collateral to the Collateral Agent or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing. To enforce the provision of this Section 7.14, the Collateral Agent is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom control ultimately will be transferred. Each Grantor agrees to cooperate with any such purchaser and with the Collateral Agent in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the FCC’s consent to the assignment to such purchaser of the Collateral. Each Grantor hereby agrees to consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and, without limiting any rights of the Collateral Agent under this Agreement, to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consents required by Governmental Authorities, in order to effectuate the transactions contemplated by this Section 7.14. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under this Agreement. Each Grantor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

(c) Without limiting the obligations of any Grantor hereunder in any respect, each Grantor further agrees that if such Grantor, upon or after the occurrence (and during the continuance) of an Event of Default, should fail or refuse for any reason whatsoever, without limitation, including any refusal to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, such Grantor agrees that such application may be executed on such Grantor’s behalf by the clerk of any court of competent jurisdiction without notice to such Grantor pursuant to court order.

SECTION 7.15. Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any subsidiary that is not a Grantor on the Closing Date of a supplement in the form of Exhibit A hereto, such subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each of the Grantors hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.16. Security Interest and Additional First-Lien Obligations Absolute. Subject to Section 7.13 hereof, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Additional First-Lien Agreement, any other Additional First-Lien Document, any agreement with respect to any of the Additional First-Lien Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Additional First-Lien Obligations,

or any other amendment or waiver of or any consent to any departure from the Indenture, any other Additional First-Lien Agreement, any other Additional First-Lien Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Article IX of the Indenture (or any similar provision under any Additional First-Lien Document), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Additional First-Lien Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Additional First-Lien Obligations or this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

UNIVISION COMMUNICATIONS INC.

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Senior Vice President & Chief Accounting Officer & Corporate Controller

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	Univision Communications Inc., its general partner

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Senior Vice President & Chief Accounting Officer & Corporate Controller

UNIVISION NETWORK PUERTO RICO PRODUCTION LLC

By:	The Univision Network Limited Partnership, its sole member

By:	Univision Communications Inc., its general partner

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Senior Vice President & Chief Accounting Officer & Corporate Controller

EL TRATO, INC.

GALAVISION, INC.

KCYT-FM LICENSE CORP.

KECS-FM LICENSE CORP.

KESS-AM LICENSE CORP.

KESS-TV LICENSE CORP.

KHCK-FM LICENSE CORP.

KICI-AM LICENSE CORP.

KICI-FM LICENSE CORP.

KLSQ-AM LICENSE CORP.

KLVE-FM LICENSE CORP.

KMRT-AM LICENCE CORP.

KTNQ-AM LICENCE CORP.

LICENCE CORP. NO. 1

LICENCE CORP. NO. 2

MI CASA PUBLICATIONS, INC.

PTI HOLDINGS, INC.

SERVICIO DE INFORMACION

        PROGRAMATIVA, INC.

SPANISH COAST-TO-COAST LTD.

SUNSHINE ACQUISITION CORP.

T C TELEVISION, INC.

TELEFUTURA NETWORK

TELEFUTURA OF SAN FRANCISCO, INC.

TELEFUTURA ORLANDO INC.

TELEFUTURA TELEVISION GROUP, INC.

TICHENOR LICENSE CORPORATION

TMS LICENSE CALIFORNIA, INC.

UNIVISION HOME ENTERTAINMENT, INC.

UNIVISION INTERACTIVE MEDIA, INC.

UNIVISION INVESTMENTS, INC.

UNIVISION MANAGEMENT CO.

UNIVISION OF ATLANTA INC.

UNIVISION OF NEW JERSEY INC.

UNIVISION OF PUERTO RICO INC.

UNIVISION OF RALEIGH, INC.

UNIVISION PUERTO RICO STATION

        ACQUISITION COMPANY

UNIVISION PUERTO RICO STATION

        OPERATING COMPANY

UNIVISION PUERTO RICO STATION

        PRODUCTION COMPANY

UNIVISION RADIO CORPORATE

        SALES, INC.

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO GP, INC.

UNIVISION RADIO HOUSTON LICENSE

        CORPORATION

UNIVISION RADIO ILLINOIS, INC.

UNIVISION RADIO, INC.

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC.

UNIVISION RADIO LICENSE CORPORATION

UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO MANAGEMENT

        COMPANY, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC.

UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SACRAMENTO, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC.

UNIVISION RADIO TOWER COMPANY, INC.

UNIVISION SERVICES, INC.

UNIVISION TELEVISION GROUP, INC.

UNIVISION-EV HOLDINGS, LLC

WADO RADIO, INC.

WADO-AM LICENSE CORP.

WLXX-AM LICENSE CORP.

WPAT-AM LICENSE CORP.

WQBA-AM LICENSE CORP.

WQBA-FM LICENSE CORP.

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

HBCi, LLC UNIVISION RADIO FLORIDA, LLC

By:	Univision Radio Inc., their sole member

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

TELEFUTURA SAN FRANCISCO LLC

By:	Telefutura of San Francisco Inc.,
its sole member

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

TELEFUTURA PARTNERSHIP OF DOUGLAS
TELEFUTURA PARTNERSHIP OF FLAGSTAFF
TELEFUTURA PARTNERSHIP OF FLORESVILLE
TELEFUTURA PARTNERSHIP OF PHOENIX
TELEFUTURA PARTNERSHIP OF SAN ANTONIO
TELEFUTURA PARTNERSHIP OF TUCSON

By:	Telefutura Southwest LLC
their general partner

By:	Telefutura Television Group, Inc., its sole member

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

By:	Telefutura Television Group, Inc.,
their general partner

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

TELEFUTURA ALBUQUERQUE LLC

TELEFUTURA BAKERSFIELD LLC

TELEFUTURA BOSTON LLC

TELEFUTURA CHICAGO LLC

TELEFUTURA D.C. LLC

TELEFUTURA DALLAS LLC

TELEFUTURA FRESNO LLC

TELEFUTURA HOUSTON LLC

TELEFUTURA LOS ANGELES LLC

TELEFUTURA MIAMI LLC

TELEFUTURA SACRAMENTO LLC

TELEFUTURA SOUTHWEST LLC

TELEFUTURA TAMPA LLC

By:	Telefutura Television Group, Inc., their sole member

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

UNIVISION ATLANTA LLC

By:	Univision of Atlanta, Inc., its sole member

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

UNIVISION NEW YORK LLC
UNIVISION PHILADELPHIA LLC

By:	Univision of New Jersey, Inc.,
their sole member

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

WLII/WSUR LICENSE PARTNERSHIP, G.P.

By:	Univision of Puerto Rico, Inc.,
its general partner

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

WUVC LICENSE PARTNERSHIP G.P.

By:	Univision of Raleigh, Inc.,
its general partner

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

By:	Univision Television Group, Inc.,
its general partner

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.
UNIVISION RADIO BROADCASTING TEXAS, L.P.

By:	Univision Radio GP, Inc., their general partner

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

KAKW LICENSE PARTNERSHIP, L.P.

KDTV LICENSE PARTNERSHIP, G.P.

KFTV LICENSE PARTNERSHIP, G.P.

KMEX LICENSE PARTNERSHIP, G.P.

KTVW LICENSE PARTNERSHIP, G.P.

KUVI LICENSE PARTNERSHIP, G.P.

KUVN LICENSE PARTNERSHIP, L.P.

KUVS LICENSE PARTNERSHIP, G.P.

KWEX LICENSE PARTNERSHIP, L.P.

KXLN LICENSE PARTNERSHIP, L.P.

UVN TEXAS L.P.

WGBO LICENSE PARTNERSHIP, G.P.

WLTV LICENSE PARTNERSHIP, G.P.

WXTV LICENSE PARTNERSHIP, G.P.

By:	Univision Television Group, Inc., their general partner

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

UNIVISION CLEVELAND LLC

By:	Univision Television Group, Inc.,
its sole member

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

STATION WORKS, LLC

By:	Telefutura Television Group, Inc.,
its sole member

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

UNIVISION TEXAS STATIONS LLC

By:	/s/ Ray Rodriguez
Name:	Ray Rodriguez
Title:	Manager

HPN NUMBERS, INC.

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Authorized Officer

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:	/s/ David Mayhew
Name:	David Mayhew
Title:	Managing Director

By:	/s/ David Reid
Name:	David Reid
Title:	Vice President

Schedule I to the

Collateral Agreement

GUARANTORS

Schedule II to the

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to the

Collateral Agreement

U.S. COPYRIGHTS OWNED BY GRANTOR

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

PATENTS OWNED BY GRANTORS

U.S. Patents

Patent No.	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

III-2

TRADEMARK/TRADE NAMES OWNED BY GRANTORS

US. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

III-3

Schedule IV to the

Collateral Agreement

UCC FILING OFFICES

Schedule V to the

Collateral Agreement

SCHEDULE V

UCC INFORMATION

Schedule VI to the

Collateral Agreement

SCHEDULE VI

COMMERCIAL TORT CLAIMS AND CHATTEL PAPER

Schedule VII to the

Collateral Agreement

SCHEDULE VII

MORTGAGED PROPERTIES

Exhibit A to the

Collateral Agreement

SUPPLEMENT NO. [—] (this “Supplement”) dated as of [—], to the Collateral Agreement dated as of July 9, 2009 (the “Collateral Agreement”) (capitalized terms used herein without definition have the meanings given such terms by the Collateral Agreement), among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the “Company”), each subsidiary of the Company from time to time party thereto (each such subsidiary individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and the Company are referred to collectively herein as the “Grantors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, the “Collateral Agent”) for the Additional First-Lien Secured Parties.

A Section 7.15 of the Collateral Agreement provides that additional subsidiaries of the Company may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in order to become a Grantor under the Collateral Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.15 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Additional First-Lien Obligations, does hereby create and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Additional First-Lien Secured Parties, their successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” or a “Guarantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Additional First-Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be made in accordance with Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

A-2

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

A-3

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Collateral Agreement.]